Exhibit 3.9

Articles of Association of
Amcor UK Finance PLC

The Companies Act 2006
Company Limited by Shares (as adopted
by Written Special Resolution passed on 29 January
2015)

TABLE OF CONTENTS

1	Defined terms	1

2	Liability of members	3

3	Directors’ general authority	3

4	Members’ reserve power	3

5	Directors may delegate	3

6	Committees	4

7	Directors to take decisions collectively	4

8	Calling a directors’ meeting	4

9	Participation in directors’ meetings	4

10	Quorum for directors’ meetings	5

11	Chairing of directors’ meetings	5

12	Voting at directors’ meetings: general rules	5

13	Chairman’s casting vote at directors’ meetings	5

14	Proposing directors’ written resolutions	5

15	Adoption of directors’ written resolutions	6

16	Transactions with the Company	6

17	Conflicts of interest	6

18	Director not liable to account	7

19	Chairman’s decision on participation	7

20	Directors’ discretion to make further rules	7

21	Methods of appointing directors	8

22	Appointment and removal by Majority Member	8

23	Termination of director’s appointment	8

24	Directors’ remuneration	9

25	Directors’ expenses	9

26	Appointment and removal of alternates	9

27	Rights and responsibilities of alternate directors	10

28	Termination of alternate directorship	10

29	Appointment and removal of secretary	11

30	Attendance and speaking at general meetings	11

31	Quorum for general meetings	11

32	Chairing general meetings	11

33	Attendance and speaking by directors and non-members	12

34	Adjournment	12

35	Voting: general	12

36	Errors and disputes	13

37	Demanding a poll	13

38	Procedure on a poll	13

39	Content of proxy notices	14

40	Delivery of proxy notices	14

41	Amendments to resolutions	15

42	No voting of shares on which money owed to company	15

43	Class meetings	15

44	Powers to issue shares	15

45	Payment of commissions on subscription for shares	16

46	Company not bound by less than absolute interests	16

47	Share certificates	16

48	Consolidated share certificates	17

49	Replacement share certificates	17

50	Share warrants	17

51	Company’s lien over partly paid shares	18

52	Enforcement of the Company’s lien	18

53	Call notices	19

54	Liability to pay calls	20

55	When call notice need not be issued	20

56	Failure to comply with call notice: automatic consequences	20

57	Notice of intended forfeiture	21

58	Directors’ power to forfeit shares	21

59	Effect of forfeiture	21

60	Procedure following forfeiture	22

61	Surrender of shares	22

62	Share transfers	23

63	Procedure for disposing of fractions of shares	23

64	Procedure for declaring dividends	24

65	Calculation of dividends	24

66	Payment of dividends and other distributions	25

67	Deductions from distributions in respect of sums owed to the Company	25

68	No interest on distributions	25

69	Unclaimed distributions	26

70	Non-cash distributions	26

71	Waiver of distributions	26

72	Return of Capital	26

73	Authority to capitalise and appropriation of capitalised sums	27

74	Means of communication to be used	27

75	Company seals	28

76	Destruction of documents	28

77	No right to inspect accounts and other records	29

2

78	Provision for employees on cessation of business	29

79	Indemnity	29

80	Insurance	30

3

No 04160806

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

AMCOR UK FINANCE PLC (the “Company”)

(as adopted by Written Special Resolution passed on 29 January 2015)

Part 1

INTERPRETATION AND LIMITATION OF LIABILITY

1                                         Defined terms

1.1                               No model articles or regulations for companies (whether contained in the Companies (Model Articles) Regulations 2008, the Companies (Tables A - F) Regulations 1985, or any other enactment) shall apply to the Company.

1.2                               In the Articles, unless the context requires otherwise, the words and expressions set out below shall have the following meanings:

Act	the Companies Act 2006

alternate or alternate director	the meaning given in Article 26

appointor	the meaning given in Article 26

Articles	the Company’s articles of association

Associated Undertaking	any Group Undertaking, any undertaking promoted by or advised by or managed by a Group Undertaking and any undertaking in which a Group Undertaking is otherwise interested

bankruptcy	includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy

call	the meaning given in Article 53

call notice	the meaning given in Article 53

Company’s lien	the meaning given in Article 51

chairman	the meaning given in Article 11

chairman of the meeting	the meaning given in Article 32

Companies Acts	the Companies Acts (as defined in section 2 of the Act), in so far as they apply to the Company

director	a director of the Company, and includes any person occupying the position of director, by whatever name called

distribution recipient	the meaning given in Article 66

document	includes, unless otherwise specified, any document sent or supplied in electronic form

electronic form	the meaning given in section 1168 of the Act

fully paid	in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company

Group Undertaking

the Company, its subsidiary undertakings from time to time, the ultimate parent undertaking of the Company from time to time and every other undertaking which from time to time is a subsidiary undertaking of the same ultimate parent undertaking

hard copy form	the meaning given in section 1168 of the Act

holder	in relation to shares means the person whose name is entered in the register of members as the holder of the shares

instrument	a document in hard copy form

lien enforcement notice	the meaning given in Article 52

Majority Member	the meaning given in Article 23

member	the meaning given in section 112 of the Act

New Preference Shares	Euribor + 1.25% fixed rate, non-participating, non-redeemable, non-voting preference shares of €1.00 each;

ordinary resolution	the meaning given in section 282 of the Act

paid	paid or credited as paid

participate	in relation to a directors’ meeting, has the meaning given in Article 9

partly paid	in relation to a share means that part of that share’s nominal value or any premium at which it was issued has not been paid to the Company

Preference Shares	fixed rate, non-participating, non-redeemable, non-voting preference shares of €1.00 each;

Preferential dividend	the meaning given in Article 65.1

proxy notice	the meaning given in Article 39

Relevant Situation

a situation in which a director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (other than a situation that cannot reasonably be regarded as likely to give rise to a conflict of interest or a conflict of interest arising in relation to a transaction or arrangement with the Company)

shares	shares in the Company

special resolution	the meaning given in section 283 of the Act

subsidiary	the meaning given in section 1159 of the Act

writing	the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

1.3                               Unless the context otherwise requires, other words or expressions contained in these Articles bear the same meaning as in the Act as in force on the date when these Articles become binding on the Company.  References to statutory provisions or enactments shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision or enactment from time to time in force and to any regulation, instrument or order or other subordinate legislation made under such provision or enactment.

2                                         Liability of members

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Part 2

DIRECTORS AND SECRETARY

Directors’ powers and responsibilities

3                                         Directors’ general authority

Subject to the Articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

4                                         Members’ reserve power

4.1                               The members may, by special resolution, direct the directors to take, or refrain from taking, specified action.

4.2                               No such special resolution invalidates anything which the directors have done before the passing of the resolution.

5                                         Directors may delegate

5.1                               Subject to the Articles, the directors may delegate any of the powers which are conferred on them under the Articles:

(a)                                 to such person or committee;

(b)                                 by such means (including by power of attorney);

(c)                                  to such an extent;

(d)                                 in relation to such matters or territories; and

(e)                                  on such terms and conditions,

as they think fit.

5.2                               If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

5.3                               The directors may revoke any delegation in whole or part, or alter its terms and conditions.

6                                         Committees

6.1                               Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the Articles which govern the taking of decisions by directors.

6.2                               The directors may make rules of procedure for all or any committees, which prevail over rules derived from the Articles if they are not consistent with them.

Decision-making by directors

7                                         Directors to take decisions collectively

The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in the form of a directors’ written resolution.

8                                         Calling a directors’ meeting

8.1                               Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the company secretary (if any) to give such notice.

8.2                               Notice of any directors’ meeting must indicate:

(a)                                 its proposed date and time;

(b)                                 where it is to take place; and

(c)                                  if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

8.3                               Notice of a directors’ meeting must be given to each director, but need not be in writing.

8.4                               Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than seven days after the date on which the meeting is held.  Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

9                                         Participation in directors’ meetings

9.1                               Subject to the Articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)                                 the meeting has been called and takes place in accordance with the Articles; and

(b)                                 they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

9.2                               In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

9.3                               If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

10                                  Quorum for directors’ meetings

10.1                        At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

10.2                        The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two.

10.3                        If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a)                                 to appoint further directors; or

(b)                                 to call a general meeting or propose a written resolution so as to enable the members to appoint further directors.

11                                  Chairing of directors’ meetings

11.1                        The directors may appoint a director to chair their meetings.

11.2                        The person so appointed for the time being is known as the chairman.

11.3                        The directors may terminate the chairman’s appointment at any time.

11.4                        If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

12                                  Voting at directors’ meetings:  general rules

12.1                        Subject to the Articles, a decision is taken at a directors’ meeting by a majority of the votes of the participating directors.

12.2                        Subject to the Articles, each director participating in a directors’ meeting has one vote.

13                                  Chairman’s casting vote at directors’ meetings

13.1                        If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.

13.2                        But this does not apply if, in accordance with the Articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

14                                  Proposing directors’ written resolutions

14.1                        Any director may propose a directors’ written resolution.

14.2                        The company secretary, if any, must propose a directors’ written resolution if a director so requests.

14.3                        A directors’ written resolution is proposed by giving notice of the proposed resolution to the directors.

14.4                        Notice of a proposed directors’ written resolution must indicate:

(a)                                 the proposed resolution; and

(b)                                 the time by which it is proposed that the directors should adopt it.

14.5                        Notice of a proposed directors’ written resolution must be given in writing to each director.

14.6                        Any decision which a person giving notice of a proposed directors’ written resolution takes regarding the process of adopting that resolution must be taken reasonably in good faith.

15                                  Adoption of directors’ written resolutions

15.1                        A proposed directors’ written resolution is adopted when all the directors who would have been entitled to vote on the resolution at a directors’ meeting have signed one or more copies of it or have otherwise indicated their agreement to it in writing, provided that those directors would have formed a quorum at such a meeting.

15.2                        It is immaterial whether any director signs the resolution or indicates his agreement before or after the time by which the notice proposed that it should be adopted.

15.3                        Once a directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a directors’ meeting in accordance with the Articles.

16                                  Transactions with the Company

Provided that he has declared to the other directors the nature and extent of any interest of his, a director notwithstanding his office may be a party to, or otherwise directly or indirectly interested in, any proposed or existing transaction or arrangement with the Company.

17                                  Conflicts of interest

17.1                        A director, notwithstanding his office or that such situation or interest may conflict with the interests of or his duties to the Company, may:

(a)                                 be from time to time a director or other officer of, or employed by, or otherwise interested in, any Associated Undertaking;

(b)                                 may be a party to, or otherwise interested in, any contract, transaction or arrangement in which an Associated Undertaking is interested.

17.2                        A director may make full disclosure of any information relating to the Company to another Group Undertaking (or anyone acting on behalf of any such Group Undertaking, including its advisers).

17.3                        If a director obtains (other than through his position as a director of the Company) information that is confidential to an Associated Undertaking, or in respect of which he owes a duty of confidentiality to an Associated Undertaking, or the disclosure of which would amount to a breach of applicable law or regulation, he may choose not to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence or a breach of applicable law or regulation.

17.4                        A director who has an interest under Article 17.1 shall declare to the other directors the nature and extent of his interest as soon as practicable after such interest arises, except to the extent that Article 17.3 applies.

17.5                        Without prejudice to the provisions of Articles 17.1 to 17.3, the directors may authorise a Relevant Situation in respect of any director and the continuing performance by the relevant director of his duties as a director of the Company on such terms as they may determine.  For the avoidance of doubt, such terms may permit the interested director to continue to participate in the decision-making process and count in the quorum and vote if a proposed decision of the directors relates to the subject matter of the Relevant Situation.  Authorisation of a Relevant Situation may be withdrawn, and the terms of authorisation may be varied or subsequently imposed, at any time.

17.6                        Any decision of the directors for the purposes of providing, varying the terms of or withdrawing such authorisation shall not be effective unless:

(a)                                 the requirement as to the quorum is met without counting the interested director or any other interested director; and

(b)                                 the decision is made without the interested director or any other interested director voting or would have been passed if their votes had not been counted,

but otherwise shall be dealt with in the same way as any other matter may be proposed to and resolved upon by the directors in accordance with the provisions of these Articles.

17.7                        An interested director must act in accordance with any terms determined by the directors under Article 17.5.

17.8                        Any authorisation of a Relevant Situation given by the directors under Article 17.5 may provide that, where the interested director obtains (other than through his position as a director of the Company) information that is confidential to a third party or in respect of which he owes a duty of confidentiality to a third party or the disclosure of which would amount to a breach of applicable law or regulation, he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence or a breach of applicable law or regulation.

17.9                        Provided that a Relevant Situation has been duly authorised by the directors or the Company (or it is permitted under Article 17.1 and its nature and extent has been disclosed to the other directors in accordance with Article 17.4), a director may participate in the decision-making process and count in the quorum and vote if a proposed decision of the directors is concerned with such situation (subject to any restrictions imposed under the terms on which it was authorised).

17.10                 References in these Articles to a conflict of interest include a conflict of interest and duty and a conflict of duties, and an interest includes both a direct and an indirect interest.

18                                  Director not liable to account

A director shall not, by reason of his holding office as a director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from any situation or interest permitted under Article 17 or duly authorised by the directors or the Company, nor shall the receipt of such remuneration, profit or other benefit constitute a breach of the director’s duty under section 176 of the Act or otherwise, and no contract, transaction or arrangement shall be liable to be avoided on the grounds of any director having any type of interest which is permitted under Article 17 or duly authorised by the directors or the Company.

19                                  Chairman’s decision on participation

19.1                        Subject to Article 19.2, if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

19.2                        If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

20                                  Directors’ discretion to make further rules

Subject to the Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

Appointment of directors

21                                  Methods of appointing directors

Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a)                                 by ordinary resolution; or

(b)                                 by a decision of the directors,

provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Articles as the maximum number of directors.

22                                  Appointment and removal by Majority Member

22.1                        Any member holding, or any members holding in aggregate, a majority in nominal value of the issued share capital for the time being of the Company which carries the right to attend and vote at general meetings of the Company (the “Majority Member”) may at any time and from time to time:-

22.2                        appoint any person to be a Director (whether to fill a vacancy or as an additional Director);

22.3                        remove from office any Director howsoever appointed but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company;

22.4                        by notice to the Company require that no unissued shares shall be issued or agreed to be issued or put under option without the consent of such member or members;

22.5                        restrict any or all powers of the Directors in such respects and to such extent as such member or members may by notice to the Company from time to time prescribe.

Any such appointment, removal, consent or notice shall be in writing served on the Company and signed by the member or members.  No person dealing with the Company shall be concerned to see or enquire as to whether the powers of the Directors have been in any way restricted hereunder or as to whether any requisite consent of such member or members has been obtained and no obligation incurred or security given or transaction effected by the Company to or with any third party shall be invalid or ineffectual unless the third party had at the time express notice that incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the Directors.

To the extent of any inconsistency this Article shall have overriding effects as against all other provisions of these Articles.

23                                  Termination of director’s appointment

A person ceases to be a director as soon as:

(a)                                 that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

(b)                                 a bankruptcy order is made against that person;

(c)                                  a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)                                 a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months; and

(e)                                  notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms and the directors shall resolve to accept such offer or if he shall be removed from office by notice in writing signed by all his co-

Directors but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

24                                  Directors’ remuneration

24.1                        Directors may undertake any services for the Company that the directors decide.

24.2                        Directors are entitled to such remuneration as the directors determine:

(a)                                 for their services to the Company as directors; and

(b)                                 for any other service which they undertake for the Company.

24.3                        Subject to the Articles, a director’s remuneration may:

(a)                                 take any form; and

(b)                                 include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

24.4                        Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

25                                  Directors’ expenses

25.1                        The Company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

(a)                                 meetings of directors or committees of directors;

(b)                                 general meetings; or

(c)                                  separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

Alternate directors

26                                  Appointment and removal of alternates

26.1                        Any director (the “appointor”) may appoint as an alternate any other director, or any other person approved by the directors, to:

(a)                                 exercise that director’s powers; and

(b)                                 carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor.

26.2                        Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the appointor, or in any other manner approved by the directors.

26.3                        The notice must;

(a)                                 identify the proposed alternate; and

(b)                                 in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

27                                  Rights and responsibilities of alternate directors

27.1                        An alternate director has the same rights, in relation to any directors’ meeting or directors’ written resolution, as the alternate’s appointor.  Subject to Articles 27.4 and 27.5, an alternate director may act as alternate director to more than one director.

27.2                        Unless the Articles specify otherwise, alternate directors:

(a)                                 are deemed for all purposes to be directors;

(b)                                 are liable for their own acts and omissions;

(c)                                  are subject to the same restrictions as their appointors; and

(d)                                 are not deemed to be agents of or for their appointors.

27.3                        Each alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees established by the directors of which his appointor is a member.

27.4                        A person who is an alternate director but not a director:

(a)                                 may be counted as participating for the purposes of determining whether a quorum is participating;

(b)                                 may vote on a decision taken at a meeting; and

(c)                                  may sign or indicate his agreement to a written resolution as alternate for his appointor,

provided that his appointor is eligible to (but does not) participate in the relevant quorum, vote or written resolution.  No alternate may be counted as more than one director for such purposes.

27.5                        A director who is also an alternate director shall not count as more than one director for the purposes of determining whether a quorum is participating but:

(a)                                 has an additional vote as alternate for each appointor on a decision taken at a meeting; and

(b)                                 may sign or indicate his agreement to a written resolution for himself and as alternate for each appointor and will count as more than one director for this purpose,

provided that his appointor is eligible to (but does not) participate in the relevant quorum, vote or written resolution.  For the avoidance of doubt, if his appointor is not eligible to participate in the relevant quorum, vote or written resolution, this does not preclude the alternate from participating as alternate for another appointor who is eligible to (but does not) participate.

27.6                        An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the Company.

28                                  Termination of alternate directorship

28.1                        An alternate director’s appointment as an alternate terminates:

(a)                                 when the alternate’s appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

(b)                                 on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

(c)                                  on the death of the alternate’s appointor; or

(d)                                 when the alternate’s appointor’s appointment as a director terminates.

Secretary

29                                  Appointment and removal of secretary

The directors may appoint a secretary for such term, at such remuneration and upon such conditions as they may think fit, and any secretary so appointed may be removed by them.

Part 3

DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

30                                  Attendance and speaking at general meetings

30.1                        A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

30.2                        A person is able to exercise the right to vote at a general meeting when:

(a)                                 that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)                                 that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

30.3                        The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

30.4                        In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

30.5                        Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

31                                  Quorum for general meetings

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

32                                  Chairing general meetings

32.1                        If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

32.2                        If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)                                 the directors present; or

(b)                                  (if no directors are present), the meeting,

must appoint a director or member to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

32.3                        The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

33                                  Attendance and speaking by directors and non-members

33.1                        Directors may attend and speak at general meetings, whether or not they are members.

33.2                        The chairman of the meeting may permit other persons who are not:

(a)                                 members of the company; or

(b)                                 otherwise entitled to exercise the rights of members in relation to general meetings, to attend and speak at a general meeting.

34                                  Adjournment

34.1                        If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

34.2                        The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)                                 the meeting consents to an adjournment; or

(b)                                 it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

34.3                        The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

34.4                        When adjourning a general meeting, the chairman of the meeting must:

(a)                                 either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b)                                 have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

34.5                        If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)                                 to the same persons to whom notice of the company’s general meetings is required to be given; and

(b)                                 containing the same information which such notice is required to contain.

34.6                        No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

35                                  Voting:  general

35.1                        The holders of the Preference Shares and/or the New Preference Shares shall have no right to attend, speak or vote at any general meeting but they shall entitle the holders to receive copies of notices of general meetings for information only.

35.2                        A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

36                                  Errors and disputes

36.1                        No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

36.2                        Any such objection must be referred to the chairman of the meeting whose decision is final.

37                                  Demanding a poll

37.1                        A poll on a resolution may be demanded:

(a)                                 in advance of the general meeting where it is to be put to the vote; or

(b)                                 at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

37.2                        A poll may be demanded by

(a)                                 the chairman of the meeting;

(b)                                 the directors;

(c)                                  two or more persons having the right to vote on the resolution; or

(d)                                 a person or persons representing not less than one tenth of the total voting rights of all the members having the right to vote on the resolution.

37.3                        A demand for a poll may be withdrawn if:

(a)                                 the poll has not yet been taken, and

(b)                                 the chairman of the meeting consents to the withdrawal.

38                                  Procedure on a poll

38.1                        Subject to the articles, polls at general meetings must be taken when, where and in such manner as the chairman of the meeting directs.

38.2                        The chairman of the meeting may appoint scrutineers (who need not be members) and decide how and when the result of the poll is to be declared.

38.3                        The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was demanded.

38.4                        A poll on:

(a)                                 the election of the chairman of the meeting; or

(b)                                 a question of adjournment, must be taken immediately.

38.5                        Other polls must be taken within 30 days of their being demanded.

38.6                        A demand for a poll does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.

38.7                        No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded.

38.8                        In any other case, at least 7 days’ notice must be given specifying the time and place at which the poll is to be taken.

39                                  Content of proxy notices

39.1                        Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)                                 states the name and address of the member appointing the proxy;

(b)                                 identifies the person appointed to be that member’s proxy and the general meeting in relation to which that person is appointed;

(c)                                  is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d)                                 is delivered to the company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

39.2                        The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

39.3                        Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

39.4                        Unless a proxy notice indicates otherwise, it must be treated as:

(a)                                 allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting:  and

(b)                                 appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

40                                  Delivery of proxy notices

40.1                        Any notice of a general meeting must specify the address or addresses (“proxy notification address”) at which the company or its agents will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy or electronic form.

40.2                        A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of that person.

40.3                        Subject to Articles 40.4 and 40.5, a proxy notice must be delivered to a proxy notification address not less than 48 hours before the general meeting or adjourned meeting to which it relates.

40.4                        In the case of a poll taken more than 48 hours after it is demanded, the notice must be delivered to a proxy notification address not less than 24 hours before the time appointed for the taking of the poll.

40.5                        In the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded, the proxy notice must be delivered:

(a)                                 in accordance with Article 40.3; or

(b)                                 at the meeting at which the poll was demanded to the chairman, secretary or any director.

40.6                        An appointment under a proxy notice may be revoked by delivering a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given to a proxy notification address.

40.7                        A notice revoking a proxy appointment only takes effect if it is delivered before:

(a)                                 the start of the meeting or adjourned meeting to which it relates; or

(b)                                 (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll to which it relates.

40.8                        If a proxy notice is not signed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

41                                  Amendments to resolutions

41.1                        An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a)                                 notice of the proposed amendment is given to the company secretary in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine):  and

(b)                                 the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

41.2                        A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a)                                 the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)                                 the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

41.3                        If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

RESTRICTIONS ON MEMBERS’ RIGHTS

42                                  No voting of shares on which money owed to company

No voting rights attached to a share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, unless all amounts payable to the company in respect of that share have been paid.

APPLICATION OF RULES TO CLASS MEETINGS

43                                  Class meetings

The provisions of the articles relating to general meetings apply, with any necessary modifications, to meetings of the holders of any class of shares.

Part 4

SHARES AND DISTRIBUTIONS

Shares

44                                  Powers to issue shares

44.1                        Subject to the Articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution or, subject to and in default of such determination, as the directors shall determine.

44.2                        The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

45                                  Payment of commissions on subscription for shares

45.1                        The Company may pay any person a commission in consideration for that person:

(a)                                 subscribing, or agreeing to subscribe, for shares; or

(b)                                 procuring, or agreeing to procure, subscriptions for shares.

45.2                        Any such commission may be paid:

(a)                                 in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other; and

(b)                                 in respect of a conditional or an absolute subscription.

46                                  Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

47                                  Share certificates

47.1                        The Company must issue each member, free of charge, with one or more certificates in respect of the shares which that member holds.

47.2                        This Article does not apply to:

(a)                                 shares in respect of which a share warrant has been issued; or

(b)                                 shares in respect of which the Act permits the Company not to issue a certificate.

47.3                        Every certificate must specify:

(a)                                 in respect of how many shares, of what class, it is issued;

(b)                                 the nominal value of those shares;

(c)                                  the amount paid up on them; and

(d)                                 any distinguishing numbers assigned to them.

47.4                        No certificate may be issued in respect of shares of more than one class.

47.5                        If more than one person holds a share, only one certificate may be issued in respect of it.

47.6                        Certificates must:

(a)                                 have affixed to them the Company’s common seal; or

(b)                                 be otherwise executed in accordance with the Companies Acts.

48                                  Consolidated share certificates

48.1                        When a member’s holding of shares of a particular class increases, the company may issue that member with:

(a)                                 a single, consolidated certificate in respect of all the shares of a particular class which that member holds; or

(b)                                 a separate certificate in respect of only those shares by which that member’s holding has increased.

48.2                        When a member’s holding of shares of a particular class is reduced, the company must ensure that the member is issued with one or more certificates in respect of the number of shares held by the member after that reduction.  But the company need not (in the absence of a request from the member) issue any new certificate if:

(a)                                 all the shares which the member no longer holds as a result of the reduction; and

(b)                                 none of the shares which the member retains following the reduction, were, immediately before the reduction, represented by the same certificate.

48.3                        (3) A member may request the company, in writing, to replace:

(a)                                 the member’s separate certificates with a consolidated certificate; or

(b)                                 the member’s consolidated certificate with two or more separate certificates representing such proportion of the shares as the member may specify.

48.4                        When the company complies with such a request it may charge such reasonable fee as the directors may decide for doing so.

48.5                        A consolidated certificate must not be issued unless any certificates which it is to replace have first been returned to the company for cancellation.

49                                  Replacement share certificates

49.1                        If a certificate issued in respect of a member’s shares is:

(a)                                 damaged or defaced; or

(b)                                 said to be lost, stolen or destroyed,

that member is entitled to be issued with a replacement certificate in respect of the same shares.

49.2                        A member exercising the right to be issued with such a replacement certificate:

(a)                                 may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)                                 must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

(c)                                  must comply with such conditions as to evidence, indemnity and the payment of the Company’s reasonable expenses as the directors decide.

50                                  Share warrants

50.1                        The directors may issue a share warrant in respect of any fully paid share.

50.2                        Share warrants must be:

(a)                                 issued in such form; and

(b)                                 executed in such manner,

as the directors decide.

50.3                        A share represented by a share warrant may be transferred by delivery of the warrant representing it.

50.4                        The directors may make provision for the payment of dividends in respect of any share represented by a share warrant.

50.5                        Subject to the articles, the directors may decide the conditions on which any share warrant is issued.  In particular, they may:

(a)                                 decide the conditions on which new warrants are to be issued in place of warrants which are damaged or defaced, or said to have been lost, stolen or destroyed;

(b)                                 decide the conditions on which bearers of warrants are entitled to attend and vote at general meetings;

(c)                                  decide the conditions subject to which bearers of warrants may surrender their warrant so as to hold their shares in certificated or uncertificated form instead; and

(d)                                 vary the conditions of issue of any warrant from time to time,

and the bearer of a warrant is subject to the conditions and procedures in force in relation to it, whether or not they were decided or specified before the warrant was issued.

50.6                        Subject to the conditions on which the warrants are issued from time to time, bearers of share warrants have the same rights and privileges as they would if their names had been included in the register as holders of the shares represented by their warrants.

50.7                        The company must not in any way be bound by or recognise any interest in a share represented by a share warrant other than the absolute right of the bearer of that warrant to that warrant.

51                                  Company’s lien over partly paid shares

51.1                        The Company has a lien (the “Company’s lien”) over every share which is partly paid for any part of:

(a)                                 that share’s nominal value; and

(b)                                 any premium at which it was issued;

which has not been paid to the Company, and which is payable immediately or at some time in the future, whether or not a call notice has been sent in respect of it.

51.2                        The Company’s lien over a share:

(a)                                 takes priority over any third party’s interest in that share; and

(b)                                 extends to any dividend or other money payable by the Company in respect of that share and (if the lien is enforced and the share is sold by the Company) the proceeds of sale of that share.

51.3                        The directors may at any time decide that a share which is or would otherwise be subject to the Company’s lien shall not be subject to it, either wholly or in part.

52                                  Enforcement of the Company’s lien

52.1                        Subject to the provisions of this Article, if:

(a)                                 a lien enforcement notice has been given in respect of a share; and

(b)                                 the person to whom the notice was given has failed to comply with it, the Company may sell that share in such manner as the directors decide.

52.2                        A lien enforcement notice:

(a)                                 may only be given in respect of a share which is subject to the Company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

(b)                                 must specify the share concerned;

(c)                                  must require payment of the sum payable within 14 days of the notice;

(d)                                 must be addressed either to the holder of the share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise; and

(e)                                  must state the Company’s intention to sell the share if the notice is not complied with.

52.3                        Where shares are sold under this Article:

(a)                                 the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(b)                                 the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

52.4                        The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

(a)                                 first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice;

(b)                                 second, to the person entitled to the shares at the date of the sale, but only after the certificate for the shares sold has been surrendered to the Company for cancellation or a suitable indemnity has been given for any lost certificates, and subject to a lien equivalent to the Company’s lien over the shares before the sale for any money payable in respect of the shares after the date of the lien enforcement notice.

52.5                        A statutory declaration by a director or the company secretary (if any) that the declarant is a director or the company secretary and that a share has been sold to satisfy the Company’s lien on a specified date:

(a)                                 is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

(b)                                 subject to compliance with any other formalities of transfer required by the Articles or by law, constitutes a good title to the share.

53                                  Call notices

53.1                        Subject to the Articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a member requiring the member to pay the Company a specified sum of money (a “call”) which is payable in respect of shares which that member holds at the date when the directors decide to send the call notice.

53.2                        A call notice:

(a)                                 may not require a member to pay a call which exceeds the total sum unpaid on that member’s shares (whether as to the share’s nominal value or any amount payable to the Company by way of premium);

(b)                                 must state when and how any call to which it relates it is to be paid; and

(c)                                  may permit or require the call to be paid by instalments.

53.3                        A member must comply with the requirements of a call notice, but no member is obliged to pay any call before 14 days have passed since the notice was sent.

53.4                        Before the Company has received any call due under a call notice the directors may:

(a)                                 revoke it wholly or in part; or

(b)                                 specify a later time for payment than is specified in the notice;

by a further notice in writing to the member in respect of whose shares the call is made.

54                                  Liability to pay calls

54.1                        Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid.

54.2                        Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

54.3                        Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them:

(a)                                 to pay calls which are not the same; or

(b)                                 to pay calls at different times.

55                                  When call notice need not be issued

55.1                        A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the Company in respect of that share (whether in respect of nominal value or premium):

(a)                                 on allotment;

(b)                                 on the occurrence of a particular event; or

(c)                                  on a date fixed by or in accordance with the terms of issue.

55.2                        But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

56                                  Failure to comply with call notice:  automatic consequences

56.1                        If a person is liable to pay a call and fails to do so by the call payment date:

(a)                                 the directors may issue a notice of intended forfeiture to that person; and

(b)                                 until the call is paid, that person must pay the Company interest on the call from the call payment date at the relevant rate.

56.2                        For the purposes of this Article:

(a)                                 the “call payment date” is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the “call payment date” is that later date;

(b)                                 the “relevant rate” is:

(i)                                     the rate fixed by the terms on which the share in respect of which the call is due was allotted;

(ii)                                  such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors; or

(iii)                               if no rate is fixed in either of these ways, 5 per cent per annum.

56.3                        The relevant rate must not exceed by more than 5 percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998.

56.4                        The directors may waive any obligation to pay interest on a call wholly or in part.

57                                  Notice of intended forfeiture

57.1                        A notice of intended forfeiture:

(a)                                 may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

(b)                                 must be sent to the holder of that share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise;

(c)                                  must require payment of the call and any accrued interest by a date which is not less than 14 days after the date of the notice;

(d)                                 must state how the payment is to be made; and

(e)                                  must state that if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

58                                  Directors’ power to forfeit shares

If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

59                                  Effect of forfeiture

59.1                        Subject to the Articles, the forfeiture of a share extinguishes:

(a)                                 all interests in that share, and all claims and demands against the Company in respect of it; and

(b)                                 all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the Company.

59.2                        Any share which is forfeited in accordance with the Articles:

(a)                                 is deemed to have been forfeited when the directors decide that it is forfeited;

(b)                                 is deemed to be the property of the Company; and

(c)                                  may be sold, re-allotted or otherwise disposed of as the directors think fit.

59.3                        If a person’s shares have been forfeited:

(a)                                 the Company must send that person notice that forfeiture has occurred and record it in the register of members;

(b)                                 that person ceases to be a member in respect of those shares;

(c)                                  that person must surrender the certificate for the shares forfeited to the Company for cancellation;

(d)                                 that person remains liable to the Company for all sums payable by that person under the Articles at the date of forfeiture in respect of those shares, including any interest (whether accrued before or after the date of forfeiture); and

(e)                                  the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

59.4                        At any time before the Company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls and interest due in respect of it and on such other terms as they think fit.

60                                  Procedure following forfeiture

60.1                        If a forfeited share is to be disposed of by being transferred, the Company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer.

60.2                        A statutory declaration by a director or the company secretary (if any) that the declarant is a director or the company secretary and that a share has been forfeited on a specified date:

(a)                                 is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

(b)                                 subject to compliance with any other formalities of transfer required by the Articles or by law, constitutes a good title to the share.

60.3                        A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

60.4                        If the Company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the Company the proceeds of such sale, net of any commission, and excluding any amount which:

(a)                                 was, or would have become, payable; and

(b)                                 had not, when that share was forfeited, been paid by that person in respect of that share,

but no interest is payable to such a person in respect of such proceeds and the Company is not required to account for any money earned on them.

61                                  Surrender of shares

61.1                        A member may surrender any share:

(a)                                 in respect of which the directors may issue a notice of intended forfeiture;

(b)                                 which the directors may forfeit; or

(c)                                  which has been forfeited.

61.2                        The directors may accept the surrender of any such share.

61.3                        The effect of surrender on a share is the same as the effect of forfeiture on that share.

61.4                        A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

62                                  Share transfers

62.1                        Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of:

(a)                                 the transferor; and

(b)                                 (if any of the shares is partly paid) the transferee.

62.2                        No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

62.3                        The Company may retain any instrument of transfer which is registered.

62.4                        The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

62.5                        The directors may in their absolute discretion refuse to register the transfer of a share to any person, whether or not it is fully paid or a share over which the Company has a lien, and if they do so, notice of refusal must be given to the transferee and the instrument of transfer must be returned to the transferee (unless they suspect that the proposed transfer may be fraudulent) together with the reasons for their refusal, as soon as practicable and in any event within two months after the date on which the transfer is lodged with the Company.

Consolidation of shares

63                                  Procedure for disposing of fractions of shares

63.1                        This Article applies where:

(a)                                 there has been a consolidation or division of shares, and

(b)                                 as a result, members are entitled to fractions of shares.

63.2                        The directors may:

(a)                                 sell the shares representing the fractions to any person including the Company for the best price reasonably obtainable;

(b)                                 authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(c)                                  distribute the net proceeds of sale in due proportion among the holders of the shares.

63.3                        Where any holder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s portion may be distributed to an organisation which is a charity for the purposes of the law of England and Wales, Scotland or Northern Ireland.

63.4                        The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

63.5                        The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.

Dividends and other distributions

64                                  Procedure for declaring dividends

64.1                        The Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

64.2                        A dividend must not be declared unless the directors have made a recommendation as to its amount.  Such a dividend must not exceed the amount recommended by the directors.

64.3                        No dividend may be declared or paid unless it is in accordance with members’ respective rights.

64.4                        Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

64.5                        If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

64.6                        The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

64.7                        If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

65                                  Calculation of dividends

Income

65.1                        Out of the profits available for distribution and resolved to be distributed, the holders of the Preference Shares and the New Preference Shares shall be entitled, in priority to any payment of dividend to the holders of any other class of shares, to be paid a fixed preferential dividend (“preferential dividend”) at the rate of:

(a)                                 in the case of the Preference Shares, Euribor + 1.25% at the date of the declaration of the dividend on the nominal capital for the time being paid up or credited as paid up thereon to be paid quarterly; and

(b)                                 in the case of the New Preference Shares, Euribor + 1.25% at the date of the declaration of the dividend on the nominal capital for the time being paid up or credited as paid up or credited as paid up thereon to be paid half-yearly; and

in each such case, such dividend to be paid within 10 days of it having been declared payable.  In respect of (a) the Preference Shares, the first quarterly dividend due in respect of the period ending on 30 September 2001 shall be made on a pro rata basis for the period from date of issue to 30 September 2001; and thereafter shall be due in respect of the periods ending 31 December, 31 March, 30 June and 30 September; and (b) the New Preference Shares, the first half yearly dividend due in respect of the period ending on 31 December 2002 shall be made on a pro rata basis from the date of issue to 31 December 2002; and thereafter shall be due in respect of the periods ending 31 June and 31 December respectively.  Payments of preferential dividends shall be made to holders on the register at any date selected by the Directors up to 42 days prior to the relevant fixed dividend date.  The Directors may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit.  Provided the Directors act in good faith they shall not incur any liability to the holders of any class of shares for any loss they may suffer by lawful payment, on any other class of shares, of any such interim as aforesaid.

66                                  Payment of dividends and other distributions

66.1                        Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)                                 transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors otherwise decide;

(b)                                 sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors otherwise decide;

(c)                                  sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors otherwise decide; or

(d)                                 any other means of payment as the directors agree with the distribution recipient either in writing or as the directors otherwise decide.

66.2                        In the Articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)                                 the holder of the share; or

(b)                                 if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c)                                  if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

67                                  Deductions from distributions in respect of sums owed to the Company

67.1                        If:

(a)                                 a share is subject to the Company’s lien; and

(b)                                 the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the Company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice.

67.2                        Money so deducted must be used to pay any of the sums payable in respect of that share.

67.3                        The Company must notify the distribution recipient in writing of:

(a)                                 the fact and amount of any such deduction;

(b)                                 any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

(c)                                  how the money deducted has been applied.

68                                  No interest on distributions

68.1                        The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)                                 the terms on which the share was issued; or

(b)                                 the provisions of another agreement between the holder of that share and the Company.

69                                  Unclaimed distributions

69.1                        All dividends or other sums which are:

(a)                                 payable in respect of shares; and

(b)                                 unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

69.2                        The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

69.3                        If:

(a)                                 twelve years have passed from the date on which a dividend or other sum became due for payment; and

(b)                                 the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

70                                  Non-cash distributions

70.1                        Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

70.2                        For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)                                 fixing the value of any assets;

(b)                                 paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)                                  vesting any assets in trustees.

71                                  Waiver of distributions

71.1                        Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a)                                 the share has more than one holder; or

(b)                                 more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

72                                  Return of Capital

On a return of capital on winding-up or otherwise, the holders of the Preference Shares and/or the New Preference Shares shall be entitled in priority to any payment to the holders of any other class of shares to the repayment of a sum equal to the nominal capital paid up or credited as paid up on the Preference Shares and/or the New Preference Shares, as applicable, held by them respectively but shall not be entitled to any further right of participation in the assets of the Company.

Capitalisation of profits

73                                  Authority to capitalise and appropriation of capitalised sums

73.1                        Subject to the Articles, the directors may, if they are so authorised by an ordinary resolution:

(a)                                 decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company’s share premium account, capital redemption reserve or redenomination reserve; and

(b)                                 appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

73.2                        Capitalised sums must be applied:

(a)                                 on behalf of the persons entitled; and

(b)                                 in the same proportions as a dividend would have been distributed to them.

73.3                        Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

73.4                        A capitalised sum which was appropriated from profits available for distribution may be applied:

(a)                                 in or towards paying up any amounts unpaid on existing shares held by the persons entitled; or

(b)                                 in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

73.5                        Subject to the Articles the directors may:

(a)                                 apply capitalised sums in accordance with Articles 73.3 and 73.4 partly in one way and partly in another;

(b)                                 make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article (including the making of cash payments); and

(c)                                  authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article.

Part 5

ADMINISTRATIVE ARRANGEMENTS

74                                  Means of communication to be used

74.1                        Any notice or other document required by these Articles to be sent or supplied to or by the Company (other than a notice calling a meeting of the directors) shall be contained in writing.

74.2                        Subject to the Articles, anything sent or supplied by or to the Company under the Articles may be sent or supplied in any way in which the Act provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

74.3                        Subject to the Articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

74.4                        Any notice or other document sent by the Company under these Articles which is delivered or left at a registered address otherwise than by post shall be deemed to have been received on the day it was so delivered or left.  A notice or other document sent by the Company by first class post to an address in the United Kingdom shall be deemed to have been received 24 hours after it was posted.  A notice or other document sent or supplied by the Company in electronic form shall be deemed to have been received at the time it is sent.  A notice sent or supplied by means of a website shall be deemed to have been received by the intended recipient at the time when the material was first available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

74.5                        Directors who are absent from the United Kingdom shall be entitled to the same notice of all meetings of directors as directors not so absent.  If a director who is absent from the United Kingdom does not advise the Company in writing of his overseas address, notice to his usual address in the United Kingdom shall be deemed sufficient notice for the purposes of this Article.

74.6                        A member whose registered office is not in the United Kingdom shall be entitled to have notices sent to him as if he were a member with a registered address in the United Kingdom.

75                                  Company seals

75.1                        Any common seal may only be used by the authority of the directors.

75.2                        The directors may decide by what means and in what form any common seal is to be used.

75.3                        Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

75.4                        For the purposes of this Article, an authorised person is:

(a)                                 any director of the Company;

(b)                                 the company secretary (if any); or

(c)                                  any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

76                                  Destruction of documents

76.1                        The company is entitled to destroy:

(a)                                 all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entries are made in the register of members, from six years after the date of registration;

(b)                                 all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;

(c)                                  all share certificates which have been cancelled from one year after the date of the cancellation;

(d)                                 all paid dividend warrants and cheques from one year after the date of actual payment; and

(e)                                  all proxy notices from one year after the end of the meeting to which the proxy notice relates.

76.2                        If the company destroys a document in good faith, in accordance with the articles, and without notice of any claim to which that document may be relevant, it is conclusively presumed in favour of the company that:

(a)                                 entries in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed were duly and properly made;

(b)                                 any instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)                                  any share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

(d)                                 any other document so destroyed was a valid and effective document in accordance with its recorded particulars in the books or records of the company.

76.3                        This article does not impose on the company any liability which it would not otherwise have if it destroys any document before the time at which this article permits it to do so.  (4) In this article, references to the destruction of any document include a reference to its being disposed of in any manner.

77                                  No right to inspect accounts and other records

Except as provided by law or authorised by the directors or an ordinary resolution of the company, no person is entitled to inspect any of the company’s accounting or other records or documents merely by virtue of being a shareholder.

78                                  Provision for employees on cessation of business

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

Officers’ indemnity and insurance

79                                  Indemnity

79.1                        Subject to Article 79.2, a relevant officer of the Company or an associated company may be indemnified out of the Company’s assets against:

(a)                                 any liability incurred by that officer in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company;

(b)                                 any liability incurred by that officer in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Act);

(c)                                  any other liability incurred by that officer as an officer of the Company or an associated company.

79.2                        This Article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

79.3                        In this Article:

(a)                                 companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(b)                                 a “relevant officer” means any current or former director, company secretary or other officer or an associated company.

80                                  Insurance

80.1                        The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant officer in respect of any relevant loss.

80.2                        In this Article:

(a)                                 a “relevant officer” means any current or former director, company secretary or other officer or an associated company.

(b)                                 a “relevant loss” means any loss or liability which has been or may be incurred by a relevant officer in connection with that officer’s duties or powers in relation to the Company, any associated company or any pension fund or employees’ share scheme of the Company or associated company; and

(c)                                  companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.